                                                                    EXHIBIT 99.3

                          INDEPENDENT AUDITORS' REPORT
                  ON CONSOLIDATED FINANCIAL STATEMENT SCHEDULE


The Board of Directors and Shareholders
Metro Information Services, Inc.:

Under date of January 29, 2001, we reported on the consolidated balance sheets of Metro Information Services, Inc. and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audit.

In our opinion, the related consolidated financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                               /s/ KPMG LLP



Norfolk, Virginia
January 29, 2001

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                                   SCHEDULE II



                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES



                        Valuation and Qualifying Accounts

                                          Balance at                    Write-Off of
                                         Beginning of     Charges to   Uncollectible   Balance at End
                                            Period          Income        Accounts        of Period
                                         ------------     ----------   -------------   --------------

Allowance for Doubtful Accounts:

Year ended December 31, 1998              $152,201       $330,806         $110,336          $372,671

Year ended December 31, 1999               372,671        751,553          590,494           533,730

Year ended December 31, 2000               533,730      2,822,713          887,138         2,469,305

Allowance for Sales Tax Receivable:

Year ended December 31, 1998                 ___           ___              ___                ___

Year ended December 31, 1999                 ___           ___              ___                ___

Year ended December 31, 2000                 ___          586,286           ___              586,286
